SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 9, 1999

CORNUCOPIA RESOURCES LTD.

_____________________________________________________________________________________

(Exact name of registrant as specified in its charter)

British Columbia, Canada 0-16778 None

(State or other jurisdiction of (Commission (IRS Employer

incorporation) File Number) Identification No.)

540 The Marine Building, 355 Burrard Street, Vancouver, B.C. V6C 2G8

(Address of Principal Executive Office)

Registrant´s telephone number, including area code: (604) 687-0619

Unless otherwise indicated, all references to "dollars" and "$" are to United States dollars.

_____________________________________________________________________________________

CORNUCOPIA RESOURCES LTD.

TABLE OF CONTENTS

PAGE

GENERAL 3

BUSINESS DEVELOPMENT

- Annual General Meeting 3

- Sale of Touchstone Resources Company & Ivanhoe Property Interest 3 - 4

- Acquisition of Stockscape Technologies Ltd. 4

ITEM 1: CHANGES IN CONTROL OF REGISTRANT 4

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS 4

ITEM 3: BANKRUPTCY OR RECEIVERSHIP -

ITEM 4: CHANGES IN REGISTRANT´S CERTIFYING ACCOUNTANT -

ITEM 5: OTHER EVENTS 5

ITEM 6: RESIGNATION OF REGISTRANT´S DIRECTORS -

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS 5 & 7

ITEM 8: CHANGE IN FISCAL YEAR -

ITEM 9: SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S. -

SIGNATURES 6

CORNUCOPIA RESOURCES LTD.

GENERAL

Unless the context otherwise requires, "Cornucopia" means Cornucopia Resources Ltd. and its subsidiaries and "Stockscape.com" means the recently renamed company and its subsidiaries.

The Company uses the United States ("US dollar") as its reporting currency. As such, all references in this document to "dollars" or to C$ are to Canadian dollars.

BUSINESS DEVELOPMENT

Annual General Meeting

Cornucopia Resources Ltd. has been in negotiations with arm´s length parties since early this year with a view to the reorganization of Cornucopia and its business. The reorganization, which was subject to requisite regulatory and shareholder approvals, involved: (1) the sale of Cornucopia´s primary asset, its joint venture interest in the Ivanhoe property in the State of Nevada; (2) a consolidation of its authorized and issued common share capital; (3) the acquisition of a new business; and (4) a change of name and restructuring of the Board of Directors of Cornucopia to reflect the nature of the company´s new business.

Cornucopia held its Annual and Extraordinary General Meeting on June 30, 1999, (the "Shareholder Meeting") and the shareholders passed special resolutions:

  Approving the disposition of substantially the whole of the undertaking of Cornucopia consequent upon the sale of Cornucopia´s 25% interest in the Ivanhoe Venture, through the sale of all of the issued and outstanding shares of Touchstone Resources Company.

  Authorizing the consolidation of all of Cornucopia´s common shares without par value:

    from 200,000,000 common shares into 20,000,000 common shares, every 10 common shares being consolidated into 1 common share; and then increasing the company´s authorized common share capital to its pre-consolidation level of 200,000,000 common shares without par value and altering the company´s Memorandum accordingly, attached hereto as Exhibit 20.1.

  Authorizing the change of the name of Cornucopia to Stockscape.com Technologies Inc.

  An ordinary resolution also was passed at the Shareholder Meeting to ratify and approve the adoption of a new Stock Incentive Plan for the company, to replace the previous Stock Incentive Plan. To date the directors have allocated share purchase options under the new Stock Incentive Plan to directors and employees and former directors and employees, for the purchase of a total of 1.1 million shares of Stockscape.com at an exercise price of C$0.50 per share.

Sale of Touchstone Resources Company & Ivanhoe Property Interest

Cornucopia owned a 25% interest in the Ivanhoe property through its wholly-owned United States subsidiary, Touchstone Resources Company ("Touchstone"). On March 2, 1999, Cornucopia entered into an agreement with Great Basin Gold Ltd. ("Great Basin") whereby Great Basin would acquire all of the outstanding shares of Touchstone, subject to regulatory approval and shareholder approval.

The company closed the sale transaction of all the issued and outstanding shares of Touchstone to Great Basin on June 30, 1999 in exchange for 2,750,000 common shares of Great Basin at a deemed price of C$1.25 per share and 250,000 warrants of Great Basin, exercisable to purchase an additional 250,000 shares at C$2.00 per share for one year. Resale of the shares issued in consideration for the company´s interest will be restricted, by agreement, for a period of twelve months. The company has agreed to a voting trust in favour of Great Basin management for a period of two years and has been given representation on the board of directors of Great Basin. As well, the company will have the right to participate in future financings of Great Basin in order to maintain its equity interest.

Acquisition of Stockscape Technologies Ltd.

On March 2, 1999, Cornucopia also reached an agreement for the acquisition of a privately-held Internet investment research provider, Stockscape Technologies Ltd. The acquisition will be accomplished by the issuance of 10,000,000 post-consolidation shares of the newly reorganized and renamed company, Stockscape.com Technologies Inc., at a deemed price of C$0.50 per share for aggregate consideration of C$5,000,000 and is conditional upon the completion of due diligence and the execution and delivery of definitive documentation. These shares will be subject to trading restrictions under U.S. Securities legislation for a minimum of two years. The Company anticipates that the acquisition will be completed within the next few days.

ITEM 1: CHANGES IN CONTROL OF REGISTRANT

A.R. Rule Investments (B.C.) Ltd. ("Rule Investments") is the principal shareholder of Stockscape Technologies Ltd. Rule Investments has advanced a total of C$608,704 in principal amount to Stockscape for working capital purposes to December 31, 1998. As at December 31, 1998, principal and accrued interest totaled C$672,988. The loans are interest-bearing at the rate of 12% per annum and are repayable on demand. Rule Investments continued to fund the working capital requirements of Stockscape on the same terms, pending completion of the acquisition of the company by Cornucopia. Subsequent to December 31, 1998, Rule Investments agreed to accept shares of Stockscape in satisfaction of up to $825,000 of any outstanding indebtedness. The shares to be issued will form part of the shares to be acquired by Stockscape.com Technologies Inc.

To the knowledge of the directors and senior officers of the Company, the following are the only persons who will beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 5% of the voting rights attached to all shares of Stockscape.com Technologies Inc.:
	Prior to Transactions		After Transactions (2)
Name and Address of Beneficial Owner (1)	No. of Common Shares Beneficially Owned	Percentage of Class	No. of Common Shares Beneficially Owned	Percentage of Class
A.R. Rule Investments B.C. Ltd. (3) c/o 2900 - 595 Burrard Street Vancouver , British Columbia V7X 1J5	nil	0%	10,000,000	55.06%

(1) Information in this table is based on information provided to management by those named.

(2) Following completion of acquisition of Stockscape Technologies Ltd., disposition of Ivanhoe Property and private placement financing disclosed in Item 5 below. All shares are held directly.

(3) A.R. Rule Investments B.C. Ltd. is beneficially owned by Arthur R. Rule.

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 1999, the Company completed the sale of its 25% interest in the Ivanhoe property to Great Basin Gold Ltd. of Vancouver, B.C. for 2,750,000 common shares of Great Basin at a deemed price of C$1.25 per share and 250,000 warrants exercisable to purchase an additional 250,000 shares of Great Basin at C$2.00 per share for one year. Resale of the shares issued in consideration for the Company´s interest will be restricted, by agreement, for a period of twelve months. The Company has agreed to a voting trust in favour of Great Basin management for a period of two years and has been given representation on the board of directors of Great Basin. As well, the Company will have the right to participate in future financings of Great Basin in order to maintain its equity interest. See news release attached as Exhibit 20.1.

ITEM 5: OTHER EVENTS

Board of Directors

The names of the proposed nominees to the Board of Directors were set out in the Proxy Statement (Information Circular). The following five persons were elected as directors of the Company, to hold office until the next annual general meeting or until their successors are elected or appointed:

Sargent H. Berner

John J. Brown

Andrew F. M. Milligan

A. Murray Sinclair

David R. Williamson

Stock Incentive Plan

The adoption of a new Stock Incentive Plan was also placed before the shareholders at the Annual and Extraordinary General Meeting held on June 30, 1999. The shareholders approved the new Stock Inventive Plan, in the form attached as Appendix "F" to the company´s Proxy Statement (Information Circular), which was filed with the Securities and Exchange Commission under Definitive Proxy Materials, Schedule 14a, dated June 10, 1999.

Stock Exchange Listing

The Company´s shares currently trade on the OTC Bulletin Board under the symbol CNPGF. The Company anticipates that the formal closing of the acquisition of Stockscape Technologies Ltd. will be completed within the next few days at which time the share consolidation and name change will be made effective and the shares of the Company thereafter will commence trading on the OTC Bulletin Board on a consolidated basis under the symbol STKSF.

Financing

Cornucopia has received all required approvals for a financing of up to 4 million units of Stockscape.com and Stockscape.com has received commitments for the financing which will be done on a post-consolidation basis at C$0.50 per unit to raise maximum proceeds of C$2,000,000. Each unit will consist of one common share and two share purchase warrants. One share purchase warrant will be exercisable in the first year to acquire one additional Stockscape.com common share at C$0.65. The second warrant will be exercisable for a period of two years to acquire one additional common share at C$0.95. The warrants will have forced conversion features. Proceeds of the financing will be used to further develop the Stockscape.com customer base and for working capital purposes.

The Company anticipates that the private placement will be conducted at the closing of the Stockscape acquisition within the next few days.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits: Pages

20.1 News release dated July 6, 1999 7

CORNUCOPIA RESOURCES LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNUCOPIA RESOURCES LTD.

/s/ Andrew F. B. Milligan

Andrew F. B. Milligan

President and CEO

Date: July 9, 1999

EXHIBIT 20.1

CORNUCOPIA RESOURCES LTD.

Suite 540 - 355 Burrard Street, Vancouver, BC Canada V6C 2G8

Telephone: (604) 687-0619 • Facsimile: (604) 681-4170

News Release OTCBB Trading Symbol: CNPGF

For Immediate Release July 6, 1999

Reorganization Approved by Shareholders

Vancouver, BC - Andrew F. B. Milligan, President and Chief Executive Officer of Cornucopia Resources Ltd. (CNPGF: OTC Bulletin Board) announces that at the company´s Annual and Extraordinary General Meeting held on June 30, 1999, the shareholders passed special resolutions approving: (1) the sale of Cornucopia´s primary asset, its joint venture interest in the Ivanhoe property in the State of Nevada; (2) a consolidation of its authorized and issued common share capital; (3) the acquisition of Stockscape Technologies Ltd.; and (4) a change of name to Stockscape.com Technologies Inc. and restructuring of the Board of Directors of Cornucopia to reflect the nature of the company´s new business. The shareholders elected Andrew F. B. Milligan, John J. Brown, Sargent H. Berner, A. Murray Sinclair and David R. Williamson as directors of the company.

The company sold its 25% interest in the Ivanhoe property to Great Basin Gold Ltd. of Vancouver, B.C. for 2,750,000 common shares of Great Basin at a deemed price of C$1.25 per share and 250,000 warrants exercisable to purchase an additional 250,000 shares of Great Basin at C$2.00 per share for one year. Resale of the shares issued in consideration for the company´s interest will be restricted, by agreement, for a period of twelve months. The company has agreed to a voting trust in favour of Great Basin management for a period of two years and has been given representation on the board of directors of Great Basin. As well, the company will have the right to participate in future financings of Great Basin in order to maintain its equity interest.

The company anticipates that the formal closing of the acquisition of Stockscape Technologies Ltd. will be completed within the next few days at which time the share consolidation and name change will be made effective and the shares of the company thereafter will commence trading on the OTCBB on a consolidated basis under the symbol STKSF. In the meantime, the shares will continue trading under the previous symbol CNPGF.

The company understands that its shares were called for trading on the OTC Bulletin Board on July 6, 1999 under the STKSF symbol. The OTC Bulletin Board has been advised that this was premature, and has confirmed that trading will continue under the symbol CNPGF until they are instructed that the company´s name change and share consolidation have been made effective.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Andrew F. B. Milligan

President and CEO

Cornucopia Resources Ltd. Investor Relations: 1.604.687.0619